As Filed with the Securities and Exchange Commission on November 14, 2005 Registration No. 333-124791

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  -------------

                                 AMENDMENT NO. 4
                                       TO
                                    FORM S-1

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  -------------
                               GRAPHON CORPORATION

             (Exact Name of Registrant as Specified in its Charter)

                                  -------------

         Delaware                     6770                    13-3899021
 (State of Incorporation)       (Primary Standard          (I.R.S. Employer
                                   Industrial           Identification Number)
                               Classification Code
                                     Number)

                          5400 Soquel Avenue, Suite A2
                          Santa Cruz, California 95062
                                 (800) 472-7466
   (Address and Telephone Number of Registrant's Principal Executive Offices)

                                  William Swain
                      Secretary and Chief Financial Officer
                               GraphOn Corporation
                          5400 Soquel Avenue, Suite A2
                          Santa Cruz, California 95062
                                 (800) 472-7466
            (Name, Address and Telephone Number of Agent for Service)
                                  -------------

                                   Copies to:
                              Ira I. Roxland, Esq.
                        Sonnenschein Nath & Rosenthal LLP
                           1221 Avenue of the Americas
                            New York, New York 10020
                                 (212) 768-6700
                               Fax: (212) 768-6800
                                  -------------

      Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------
                                               Proposed
                                               Maximum       Proposed
                                 Amount to    Aggregate      Maximum          Amount of
    Title of Each Class of           be       Price Per     Aggregate       Registration
  Securities to be Registered    Registered    Unit (1)   Offering Price         Fee
-------------------------------------------------------------------------------------------

Common stock, par value          35,293,993     $ 0.35    $ 12,352,897.55    $ 1,453.94 (3)
$0.0001 per share (2)
-------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

(2) Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(3) $1,454.03 previously paid.

                                  ------------

      Pursuant to Rule 429 promulgated under the Securities Act of 1933, the prospectus forming a part of this Registration Statement on Form S-1 also relates to (i) the Registrant's Registration Statement on Form S-1 to Form S-3 (Registration No. 333-112758), effective on May 14, 2004; (ii) the Registrant's Registration Statement on Form S-3 (Registration No. 333-51420), effective on December 20, 2000; and (iii) the Registrant's Registration Statement on Form S-4 (Registration No. 333-76333), effective on June 15, 1999.

                                  -------------

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.  Exhibits and Financial Statement Schedules

(a) The following is a list of Exhibits filed herewith as part of the registration statement:

Exhibit
Number        Description of Exhibit
2.1           Agreement and Plan of Merger and Reorganization dated as of
              December 3, 2004, between registrant and GraphOn NES Sub, LLC, a California limited liability company, GraphOn Via SUB III
              Inc., a Delaware corporation, Network Engineering Software,
              Inc., a California corporation, and Ralph Wesinger (1)
3.1           Amended and Restated Certificate of Incorporation of
              Registrant (2)
3.2           Amended and Restated Bylaws of Registrant (2)
4.1           Form of certificate evidencing shares of common stock of
              Registrant (3)
4.2           Form of Warrant issued by Registrant on January 29, 2004 (4)
4.3           Form of Warrant issued by Registrant on February 2, 2005 (5)
4.4           Investors Rights Agreement, dated January 29, 2004, by and among Registrant and the investors named therein (4)
4.5           Investors Rights Agreement, dated February 2, 2005, by and among Registrant and the investors named therein (5)
5.1           Opinion of Sonnenschein Nath & Rosenthal LLP, including consent
10.1          1996 Stock Option Plan of Registrant (3)
10.2          1998 Stock Option/Stock Issuance Plan of Registrant (2)
10.3          Supplemental Stock Option Agreement, dated as of June 23, 2000
              (6)
10.4          Employee Stock Purchase Plan of Registrant (6)
10.5          Lease Agreement between Registrant and Central United Life
              Insurance, dated as of October 24, 2003 (4)
10.6          Financial Advisory Agreement, dated January 29, 2004, by and between Registrant and Orin Hirschman (7)
10.7          Amendment to Financial Advisory Agreement, dated February 2,
              2005, by and between Registrant and Orin Hirschman (5)
10.8          Reimbursement Agreement, dated December 10, 2004, by and
              between Registrant and AIGH Investment Partners LLC (7)
10.9          Holder Agreement, dated January 31, 2005, by and between
              Registrant and the holders named therein (5)
10.10         Non-recourse Secured Promissory Note, dated October 6, 2004, by and between Registrant and Ralph Wesinger (7)
10.11         Stock Pledge Agreement, dated October 6, 2004, by and between
              Registrant and Ralph Wesinger (7)
10.12         Agreement, dated December 16, 2003, by and between Registrant and Griffin Securities, Inc. (7)
23.1          Consents of Macias Gini & Company LLP*
23.2          Consent of BDO Seidman, LLP*
23.3          Consent of Sonnenschein Nath & Rosenthal LLP (contained in their opinion included under Exhibit 5.1)
24.1          Power of Attorney (comprises a portion of the signature page of this Registration Statement)*
---------------

  *  Previously filed with this Registration Statement

  (1) Incorporated by reference from Registrant's Current Report on Form 8-K, dated December 3, 2004, filed with the SEC on December 9, 2004.

  (2) Incorporated by reference from Registrant's Form S-4, file number
     333-76333.

  (3) Incorporated by reference from Registrant's Form S-1, file number
     333-11165.

  (4) Incorporated by reference from Registrant's Annual Report on Form 10-K for the year ended December 31, 2003.

  (5) Incorporated by reference from Registrant's Current Report on Form 8-K, dated January 31, 2005, filed with the SEC on February 4, 2005.

  (6) Incorporated by reference from Registrant's Form S-8, file number
     333-40174.

  (7) Incorporated by reference from Registrant's Annual Report on Form 10-K for the year ended December 31, 2004.

(b)   Financial Statement Schedules

      Schedule II - Valuation and Qualifying Accounts.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Cruz, State of California, on the 14th day of November, 2005.

                                             GRAPHON CORPORATION

                                             By:      /s/ William Swain
                                                --------------------------------
                                                William Swain
                                                Secretary and Chief Financial
                                                Officer

                               -----------------

      In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.


SIGNATURE                  TITLE                               DATE
---------                  -----                               ----

                           Chairman and Interim Chief
                           Executive Officer (Principal
 *                         Executive Officer)                  November 14, 2005
------------------------
Robert Dilworth

                          Secretary and Chief Financial
                          Officer (Principal Financial
/s/ William Swain         and Accounting Officer)              November 14, 2005
------------------------
William Swain


*                               Director                       November 14, 2005
------------------------
August P. Klein


*                               Director                       November 14, 2005
------------------------
Michael Volker


*                               Director                       November 14, 2005
------------------------
Gordon Watson

   * William Swain, pursuant to Powers of Attorney (executed by each of the officers and directors listed above) by signing his name hereto does hereby sign and execute this Amendment to the Registration Statement on behalf of each of the persons referenced above

   Date:  November 14, 2005                /s/ William Swain
                                           -----------------------------
                                            William Swain

                                  EXHIBIT INDEX


Exhibit
Number        Description of Exhibit
2.1           Agreement and Plan of Merger and Reorganization dated as of
              December 3, 2004, between registrant and GraphOn NES Sub, LLC, a California limited liability company, GraphOn Via SUB III
              Inc., a Delaware corporation, Network Engineering Software,
              Inc., a California corporation, and Ralph Wesinger (1)
3.1           Amended and Restated Certificate of Incorporation of
              Registrant (2)
3.2           Amended and Restated Bylaws of Registrant (2)
4.1           Form of certificate evidencing shares of common stock of
              Registrant (3)
4.2           Form of Warrant issued by Registrant on January 29, 2004 (4)
4.3           Form of Warrant issued by Registrant on February 2, 2005 (5)
4.4           Investors Rights Agreement, dated January 29, 2004, by and among Registrant and the investors named therein (4)
4.5           Investors Rights Agreement, dated February 2, 2005, by and among Registrant and the investors named therein (5)
5.1           Opinion of Sonnenschein Nath & Rosenthal LLP, including consent
10.1          1996 Stock Option Plan of Registrant (3)
10.2          1998 Stock Option/Stock Issuance Plan of Registrant (2)
10.3          Supplemental Stock Option Agreement, dated as of June 23, 2000
              (6)
10.4          Employee Stock Purchase Plan of Registrant (6)
10.5          Lease Agreement between Registrant and Central United Life
              Insurance, dated as of October 24, 2003 (4)
10.6          Financial Advisory Agreement, dated January 29, 2004, by and between Registrant and Orin Hirschman (7)
10.7          Amendment to Financial Advisory Agreement, dated February 2,
              2005, by and between Registrant and Orin Hirschman (5)
10.8          Reimbursement Agreement, dated December 10, 2004, by and
              between Registrant and AIGH Investment Partners LLC (7)
10.9          Holder Agreement, dated January 31, 2005, by and between
              Registrant and the holders named therein (5)
10.10         Non-recourse Secured Promissory Note, dated October 6, 2004, by and between Registrant and Ralph Wesinger (7)
10.11         Stock Pledge Agreement, dated October 6, 2004, by and between
              Registrant and Ralph Wesinger (7)
10.12         Agreement, dated December 16, 2003, by and between Registrant and Griffin Securities, Inc. (7)
23.1          Consents of Macias Gini & Company LLP*
23.2          Consent of BDO Seidman, LLP*
23.3          Consent of Sonnenschein Nath & Rosenthal LLP (contained in their opinion included under Exhibit 5.1)
24.1          Power of Attorney (comprises a portion of the signature page of this Registration Statement)*
---------------

  *  Previously filed with this Registration Statement

(1) Incorporated by reference from Registrant's Current Report on Form 8-K, dated December 3, 2004, filed with the SEC on December 9, 2004.

(2) Incorporated by reference from Registrant's Form S-4, file number 333-76333.

(3) Incorporated by reference from Registrant's Form S-1, file number 333-11165.

(4) Incorporated by reference from Registrant's Annual Report on Form 10-K for the year ended December 31, 2003.

(5) Incorporated by reference from Registrant's Current Report on Form 8-K, dated January 31, 2005, filed with the SEC on February 4, 2005.

(6) Incorporated by reference from Registrant's Form S-8, file number
    333-40174.

(7) Incorporated by reference from Registrant's Annual Report on Form 10-K for the year ended December 31, 2004.